Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 31, 2006, except for “Liquidity” in Note 1 as to which the date is May 12, 2006, relating to the financial statements of Achillion Pharmaceuticals, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut

May 16, 2006